United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

April 4, 2013

Date of Report (Date of earliest event reported)

Overseas Shipholding Group, Inc.

(Exact Name of Registrant as Specified in Charter)

1-6479-1

Commission File Number

Delaware	13-2637623
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

666 Third Avenue

New York, New York  10017

 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 953-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)      On April 4, 2013, Overseas Shipholding Group, Inc. (the “Company”) announced that Myles R. Itkin has left the Company as Executive Vice President, Chief Financial Officer and Treasurer of the Company, as part of the Company’s reduction in force in connection with its restructuring efforts.

(c)      The Company also announced that it has appointed Ian T. Blackley as Chief Financial Officer and Treasurer of the Company effective April 4, 2013. Mr. Blackley, age 58, joined the Company in 1991. He has served as Senior Vice President and Head of International Shipping Operations since 2009 and as Managing Director and Chief Operating Officer of OSG Ship Management (UK) Ltd. since 2005. Prior to 2005, Mr. Blackley has held numerous operational and financial positions including Assistant Treasurer and Vice President, Treasury. Mr. Blackley holds a diploma in Nautical Science from Glasgow College of Nautical Studies and holds a Master Mariner Class 1 license.

A copy of the Company’s press release announcing the change in management is attached hereto as Exhibit 99.1.

Section 9 - Financial Statements and Exhibits.

Item 9.01     Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description
99.1	Press Release, dated April 4, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC.
(Registrant)

Date: April 9, 2013	By	/s/James I. Edelson
Name: James I. Edelson Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated April 4, 2013